EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d–1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with such other undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of common stock, $0.001 par value per share, of Garrett Motion Inc. beneficially owned by each of them, and agrees that this Joint Filing Agreement be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned executed this Joint Filing Agreement as of October 26, 2020.

Attestor Value Master Fund LP
acting by Attestor Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Authorised Attorney

Attestor Value Fund GP Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Director

Attestor Capital Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Director

Attestor Limited

By:	/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters
Title: Authorised Attorney

/s/ Jan-Christoph Peters
Name: Jan-Christoph Peters